UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2024

PROPHASE LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21617	23-2577138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

711 Stewart Avenue, Suite 200 Garden City, New York	11530
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 345-0919

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0005	PRPH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 7, 2024, ProPhase Labs, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity LLC (the “Representative”), as the representative of the underwriters named therein (the “Underwriters”), relating to a firm commitment underwritten public offering (the “Offering”) of 4,795,500 shares, including 625,500 shares sold upon full exercise of the underwriter’s option to purchase additional shares (the “Shares”) of the Company’s common stock, par value $0.0005 per share (“Common Stock”) at a price to the public of $0.72 per Share.

The Offering is being made pursuant to the Company’s registration statement on Form S-3 (File No. 333-260848), previously filed with the Securities and Exchange Commission (the “SEC”) on November 5, 2021 and declared effective on November 12, 2021, including the prospectus contained therein, a prospectus supplement dated December 29, 2021, a preliminary prospectus supplement dated November 7, 2024, and a final prospectus supplement dated November 8, 2024.

The legal opinion, including the related consent, of Reed Smith LLP relating to the issuance and sale of the Shares to be issued in the Offering is filed as Exhibit 5.1 hereto.

The closing of the Offering occurred on November 12, 2024. The net proceeds to the Company from the sale of the Shares, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company, is expected to be approximately $3 million. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

Upon closing of the Offering, the Company issued the Representative warrants (the “Representative’s Warrants”) as compensation to purchase up to 5% of the aggregate number of shares of common stock. The Representative’s Warrants will be exercisable at a per share exercise price of $0.90. The Representative’s Warrants are exercisable, in whole or in part, during the four and one-half year period commencing 180 days from the commencement of sales of the shares of common stock in this offering.

The Underwriting Agreement contains customary representations, warranties and covenants made by the Company. It also provides for customary indemnification by each of the Company and the Underwriters, severally and not jointly, for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, each of the Company’s directors, executive officers and holders of 5% or more of the Shares have entered into “lock-up” agreements with the Representative that generally prohibit, without the prior written consent of the Representative and subject to certain exceptions, the sale, transfer or other disposition of securities of the Company for a period of 120 days (with respect to the Company’s directors and executive officers) and 90 days (with respect to the holders of 5% or more of the Shares) from November 7, 2024. Further, pursuant to the terms of the Underwriting Agreement, the Company has agreed for a period of three months from November 7, 2024, subject to certain exceptions, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file any registration statement; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company.

The foregoing descriptions of the Underwriting Agreement and the Representative Warrants do not purport to be complete and is qualified in its entirety by reference to the copy of the Underwriting Agreement and the form of Representative Warrant, which are filed herewith as Exhibits 1.1 and 4.1, respectively.

The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 8.01 Other Events.

Press Releases

On November 7, 2024, the Company issued a press release announcing the launch of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On November 12, 2024, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

1.1	Underwriting Agreement dated November 7, 2024 between ProPhase Labs, Inc. and ThinkEquity LLC
4.1	Form of Representative Warrant (included in Exhibit 1.1)
5.1	Opinion of Reed Smith LLP
23.1	Consent of Reed Smith LLP (included in Exhibit 5.1)
99.1	Press Release issued by ProPhase Labs, Inc., dated November 7, 2024.
99.2	Press Release issued by ProPhase Labs, Inc., dated November 12, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Ted Karkus
Ted Karkus
Chairman of the Board and Chief Executive Officer

Date: November 12, 2024